Exhibit 99.1

INVESTOR RELATIONS CONTACT: Neal Fuller, 206-545-5537

MEDIA RELATIONS CONTACT: Paul Hollie, 206-545-3048

MICHAEL LAROCCO NAMED PRESIDENT AND CHIEF OPERATING OFFICER OF

SAFECO INSURANCE COMPANIES

SEATTLE – (Feb. 2, 2006) – Safeco (NASDAQ: SAFC) CEO Paula Rosput Reynolds today announced the appointment of Michael LaRocco as president and chief operating officer of Safeco Insurance Companies.

In this expanded role, LaRocco will bring together the company’s property and casualty operations and will have profit-and-loss responsibility for all Safeco product lines, including product development, underwriting, claims, service, sales, distribution and market research.

“Mike led Safeco’s transformation to automated underwriting, and he has a deep understanding of the business,” said Reynolds. “Moreover, Mike wants to win in the marketplace, and I believe he has the insights and drive necessary to deliver results in the years ahead.”

A 27-year insurance veteran, LaRocco started his career at Progressive and later held executive positions at GEICO. He joined Safeco in 2001 to lead the company’s personal lines enterprise.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, home owners, and owners of small- and mid-sized businesses through a national network of independent agents and brokers.

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